As filed with the Securities and Exchange Commission on July 2, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

KKR & Co. Inc.
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0426107 (I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4200, New York, NY (Address of principal executive office)	10019 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-165414

Securities to be registered pursuant to Section 12(g) of the Act:  None.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by KKR & Co. Inc., a Delaware corporation (“KKR Co.”), as the successor registrant to KKR & Co. L.P., a Delaware limited partnership (“KKR LP”).  Effective at 12:01 a.m. (Eastern Time) on July 1, 2018, KKR LP converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”). In accordance with Rule 12g-3 under the Exchange Act, upon the effective time of the Conversion, the common stock and preferred stock of KKR Co., including the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of KKR Co., were deemed to be registered under Section 12(b) of the Exchange Act as KKR Co. is deemed to be the successor registrant to KKR LP. KKR Co. expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The Class A Common Stock will continue to trade on the New York Stock Exchange under the ticker symbol “KKR.”

This Amendment amends the Registration Statement as follows:

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock is contained in “Description of Capital Stock” set forth in Exhibit 99.1 to KKR Co.’s Current Report on Form 8-K filed on July 2, 2018, which is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description
Exhibit 3.1
Certificate of Conversion of KKR & Co. L.P. (incorporated herein by reference to Exhibit 3.1 of KKR & Co. L.P.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed on May 8, 2018).

Exhibit 3.2
Certificate of Incorporation of KKR & Co. Inc. (incorporated herein by reference to Exhibit 3.2 of KKR & Co. L.P.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed on May 8, 2018).

Exhibit 3.3	Bylaws of KKR & Co. Inc. (incorporated herein by reference to Exhibit 3.3 of KKR & Co. L.P.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed on May 8, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 2, 2018	KKR & CO. INC.

	By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Chief Financial Officer